                                                                     EXHIBIT 5.1

                    [BOND, SCHOENECK & KING, LLP LETTERHEAD]

May 30, 2001

Community Bank System, Inc.
5790 Widewaters Parkway
DeWitt, New York 13214-1883

Re:      Community Bank System, Inc. / Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Community Bank System, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering an aggregate of 12,000 shares of common stock, no par value, of the Company (the "Shares").

As such counsel, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have
(a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and
(iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers of the Company.

Based upon the foregoing, we are of the opinion that the Shares have been validly authorized and, when issued in accordance with the terms of the related grant agreements, will be validly issued, fully paid and non-assessable shares of common stock of the Company.

We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Delaware.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ BOND, SCHOENECK & KING, LLP